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                            CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Historic Preservation Properties 1989 Limited Partnership (the registrant) on Form 10-QSB for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report") the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

I, Terrence P. Sullivan, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Historic Preservation Properties 1989 Limited Partnership;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying person and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries and investee entity, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     (b) [Paragraph omitted in accordance with SEC transmission instructions contained in SEC Release 34-47986]

     (c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (d) disclosed in the report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying person and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors:

     (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: March 11, 2006                    /s/ Terrence P. Sullivan
                                        ----------------------------------------
                                        Terrence P. Sullivan
                                        General Partner
                                        (Performing similar functions of Chief
                                        Executive Officer and Chief Financial
                                        Officer)